UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 to
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		March 9, 2018

American Woodmark Corporation
(Exact name of registrant as specified in its charter)

Virginia	000-14798	54-1138147
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3102 Shawnee Drive, Winchester, Virginia		22601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(540) 665-9100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

American Woodmark Corporation

NOTE OF EXPLANATION

On March 9, 2018, American Woodmark Corporation (the “Registrant”) issued a press release announcing its financial results for the third quarter of fiscal year 2018 ended January 31, 2018. A copy of this release was furnished with a Current Report on Form 8-K filed on March 9, 2018 (the “Report”). This Amendment No. 1 to the Current Report on Form 8-K/A is being filed to amend Items 2.02 and 9.01 of the Report, solely for the purpose of correcting errors contained in the press release attached to the Report with respect to the amount of free cash flow for the first nine months of fiscal year 2018, the related reconciliation of free cash flow, and re-ordering of the presentation of the reconciliation of Adjusted EBIDTDA.

ITEM 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On March 9, 2018, the Registrant issued a corrected press release announcing results for its third quarter of fiscal year 2018 ended January 31, 2018, which has been updated to correct errors related to certain non-GAAP financial information contained in the prior press release issued on March 9, 2018. The corrected press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

Exhibit 99.1Registrant’s Press Release, originally dated March 9, 2018, as updated March 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN WOODMARK CORPORATION
(Registrant)

/s/ M. SCOTT CULBRETH	/s/ S. CARY DUNSTON

M. Scott Culbreth	S. Cary Dunston
Senior Vice President and Chief Financial Officer	President & Chief Executive Officer

Date: March 12, 2018	Date: March 12, 2018
Signing on behalf of the registrant and as principal financial officer	Signing on behalf of the registrant and as principal executive officer